Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our reports dated March 10 2008, accompanying the consolidated financial statements and management's assessment of the effectiveness of internal controls over financial reporting included in the Annual Report of AAON, Inc. on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statement of AAON, Inc. on Form S-8 (File No. 333-52824, effective December 28, 2000).



                                                     /s/ Grant Thornton LLP


Tulsa, Oklahoma
March 10, 2008